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                                                                   EXHIBIT 10.77

                                PROMISSORY NOTE

$1,000,000                       Dallas, Texas                September 30, 1999

FOR VALUE RECEIVED, the undersigned, Polyphase Instrument Acquisition Corporation, a Pennsylvania corporation (the "Maker") with a principal place of business at 175 Commerce Drive Fort Washington, Pennsylvania 19034, hereby promises to pay to the order of Polyphase Corporation, a Nevada corporation ("Payee") with a principal place of business at 4800 Broadway, Suite A, Addison Texas 75001, or at any such other place as Payee may designate in writing, the principal amount of ONE MILLION DOLLARS ($1,000,000) (the "Principal Amount") with interest from the date hereof on the Principal Amount from time to time remaining unpaid at the rate of eight percent (8%) per annum. Interest on this Note shall be calculated based upon a year of 365 or 366 days, as applicable. All payments of principal and interest shall be made in lawful money of the United States of America.

This Note has been delivered by Maker pursuant to the provisions of the Stock Purchase Agreement dated the date hereof (the "Stock Purchase Agreement") by and between Maker and Payee.

This Note is due and payable as follows:

          Interest Only.  Interest only shall be due and payable quarterly in
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          arrears through July 2001.  Thereafter interest payments will be due quarterly in addition to principal reductions as set forth hereinbelow. The first such payment of interest only is due and payable on the 1st day of January 2000, in the amount of TWENTY THOUSAND DOLLARS ($20,000), with a like payment of interest only on the first day of each of the months of April, July, October and January through July 2001.

          Principal Reductions.  Beginning on October 1, 2001 principal
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          reductions in the amount of FIFTY THOUSAND DOLLARS ($50,000) shall be due and payable quarterly, in advance, together with interest payments on the then outstanding balance. The first such principal reduction payment is due and payable on the 1st day of October 2001, with like principal reductions being due and payable quarterly thereafter on the first day of each of the months of April, July, October and January through maturity.
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          Maturity.  On October 1, 2006, all principal and all accrued but
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          unpaid interest shall be due and payable in full.  All payments hereunder shall be applied first to the payment of interest and then to the outstanding Principal Amount in inverse order of maturity of the principal reduction payments.

Notwithstanding Any Other Provisions Of This Note, In No Event Shall The Amount Of Interest Payable Hereon Exceed The Maximum Amount Of Interest Permitted To Be Charged Or Payable Hereon By Applicable Law.

Payments. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is a Saturday, Sunday, or other day on which commercial banks in Philadelphia, Pennsylvania are obligated or authorized by law to close (a "Business Day"), such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees in connection with such payment or action.

Waivers. Maker and any other person who signs, makes, guarantees or endorses this Note, jointly and severally, to the extent allowed by law, hereby waives presentment, demand for payment, protest, notice of dishonor, notice of intent to accelerate the maturity of this Note, notice of acceleration of the maturity of this Note, diligence in collecting, grace, notice, and protest. and agree to one or more extensions for any period or periods of time and partial payments before or after maturity without prejudice to the Payee. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as the Maker, guarantor, accommodation or endorser, shall be release from liability. All such parties agree that Payee may renew, extend (repeatedly and for any length of time) or modify this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Payee's security interest in the collateral without the consent of or notice to anyone.

Event of Default. In case an Event of Default (as defined below) shall occur, the Principal Amount due and payable as of or prior to the date of the occurrence of such Event of Default but not yet paid shall become (along with all accrued but unpaid interest) immediately due and payable. For purposes of this Note, an Event of Default shall have occurred if:

          (i) Maker shall fail to make any payment of interest or principal pursuant hereto and such failure shall continue for a period of five
          (5) Business Days after Maker's receipt of written notice thereof;

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          (ii)   Maker fails to perform any other obligation under this Note promptly at the time and strictly in the manner provided in this Note, other than a monetary default, and such failure shall continue to a period of thirty (30) calendar days after Maker's receipt of written notice thereof;

          (iii) Maker shall dispose of substantially all of the Collateral (as that term is hereafter defined) by sale or otherwise;

          (iv) Maker shall (a) execute an assignment for the benefit of creditors, (b) admit in writing its inability to pay its debts generally as they become due, (c) voluntarily seek the benefits of any debtor relief law which could suspend or otherwise affect Payee's rights hereunder, or (d) take any action to authorize any of the foregoing;

          (v) If default be made in the payment of any installment of principal or interest under this Note or any provision of the Security Agreement, or other instrument executed in connection herewith or securing the payment hereof, in each case within five (5) Business Days after Maker's receipt of written notice thereof;

          (vi) Maker shall involuntarily (a) have an order, judgement or decree entered against it by any tribunal pursuant to any debtor relief law that could suspend or otherwise affect any of Payee's rights hereunder; (b) have a petition filed against it seeking the benefit or benefits provided for by any debtor relief law that could suspend or otherwise affect any of Payee's rights hereunder and such order, judgment or decree, or petition is not discharged within ninety
          (90) days after the entry or filing thereof;

          (vii) A final judgment order for the payment of money in the amount of $25,000 or greater shall be rendered against Maker or its assets and such judgment by its terms is payable and within thirty (30) days of its entry, shall not have been discharged or execution thereof stayed, or within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged; or

          (viii) Any of the forgoing events of default delineated in sections
          (iii), or (iv), of this paragraph shall occur against or with respect to Polyphase Instrument Co.

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Default Rate. All past due amounts under the Note and all accrued but unpaid interest thereon and fees shall bear interest from maturity (stated or by acceleration) at eighteen percent (18%) per annum until paid, regardless of whether such payment is made before or after entry of a judgment.

Special Provisions. Maker shall be allowed to prepay this Note in full at any time without penalty or the consent of the Payee or any holder.

Attorney's Fees. If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy receivership, debtor relief or other court proceedings, Maker agrees to pay reasonable attorney's fees and collection costs to the Payee(s) hereof in addition to the principal and interest payable hereunder. After default, Maker also will pay Payee all other amounts actually incurred by Payee as court costs, lawful fees for filing, recording, or releasing to any public office any instrument securing this loan; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security and fees for noting a lien on or transferring a certificate of title to any titled collateral offered as security for this loan.

Severability. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.

Usury. All agreements between the undersigned and Payee, whether now existing or hereafter arising and whether written or oral are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or receive by Payee exceed the maximum amount permissible under applicable law. In particular, this paragraph means (among other things) that Maker does not agree or intend to pay, and Payee does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "Charge or Collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Payee to Charge or Collect more for this loan that the maximum Payee would be permitted to charge or collect by Federal law or the laws of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the Principal Amount of this Note, and when the principal has been paid in full, be refunded to the Maker. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Payee does

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not intend to Charge or Collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Payee for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest charged to the account of the loan evidenced hereby does not exceed the applicable usury ceiling. Payee may delay or forgo enforcing any of its rights or remedies under this Note without losing them. If for any circumstances whatsoever, interest would otherwise be payable to Payee hereof in excess of the maximum lawful amount, the interest payable to Payee hereof shall be reduced to the amount permitted under applicable law; and if for any circumstances, Payee shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the Principal Amount hereof and such excess shall be refunded to the Maker. This Section shall control all agreements between Maker and Payee.

Collateral. The payment of the indebtedness evidenced by this Note is secured by the following (collectively, the "Collateral") (i) the guaranty of the Polyphase Instrument Co., a corporation duly authorized and existing pursuant to laws of the Commonwealth of Pennsylvania ("PIC"), as evidenced by that certain Guaranty executed this date by PIC, (ii) PIC's pledge to Payee of all of PIC's assets now owned or hereafter acquired including PIC's accounts, accounts receivable, inventory, equipment and general intangibles and the replacements and proceeds thereof as evidenced by that certain Security Agreement executed this date by PIC, Payee and Maker; and (iii) the pledge by Maker of the shares of common stock of PIC purchased on even date herewith by Maker from Payee, which pledge is evidenced by that certain Pledge Agreement executed this date by Maker and Payee. A copy of the above referenced Guaranty, Security Agreement and Pledge Agreement are attached hereto as Exhibits "C," "D," and "E", respectively, for the purposes of identification.

Subordination. The Maker's obligations under this Note are subordinated and subject in right to the prior payment of the Senior Indebtedness (as that term is defined in the Stock Purchase Agreement).

Cumulative Remedies. No delay on the part of Payee in the exercise of any power or right under this Note or under the Security Agreement or under the Pledge Agreement shall operate as a waiver thereof; nor shall a single or partial exercise of any other power or right operate as a waiver hereof. Failure of Payee

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to exercise any right granted herein shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default. Enforcement by Payee of any security for the payment hereof shall not constitute an election by Payee of remedies so as to preclude the exercise of any other remedy available to Payee.

Captions. The headings are included herein for ease of reference only and shall not be considered in the construction or interpretation of the terms and provisions of this date.

Assignment. The indebtedness evidenced by this Promissory Note shall be binding upon and inure to the benefit of the parties and their legal representatives and permitted assigns. The Promissory Note may not be assigned without the prior written consent of the Maker, which shall not be unnecessarily withheld.

Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ANY LEGAL PROCEEDINGS INSTITUTED UNDER THIS NOTE SHALL BE BROUGHT IN DALLAS COUNTY, TEXAS.

     IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the 30/th/ day of September 1999.


                                        POLYPHASE INSTRUMENT

                                        ACQUISITION CORPORATION



                                        _________________________________
                                        By:  Gus A. Monastero
                                        Title:  President

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